Tidal Trust II 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 29, 2025, relating to the financial statements and financial highlights of YieldMax Target 12 Big 50 Option Income ETF, YieldMax Target 12 Real Estate Option Income ETF, YieldMax Target 12 Semiconductor Option Income ETF, YieldMax AI & Tech Portfolio Option Income ETF, YieldMax Crypto Industry & Tech Portfolio Option Income ETF, YieldMax Semiconductor Portfolio Option Income ETF, YieldMax MSTR Short Option Income Strategy ETF, YieldMax Dorsey Wright Featured 5 Income ETF, YieldMax Dorsey Wright Hybrid 5 Income ETF, YieldMax Nasdaq 100 0DTE Covered Call Strategy ETF, YieldMax R2000 0DTE Covered Call Strategy ETF, YieldMax S&P 500 0DTE Covered Call Strategy ETF, each a series of Tidal Trust II, which are included in Form N-CSR for the year ended July 31, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

We also herby consent to the reference to our firm in this Registration Statements on Form N-1A of YieldMax Target 12™ Biotech & Pharma Option Income ETF, YieldMax Target 12™ Energy Option Income ETF, YieldMax Target 12™ Tech & Innovation Option Income ETF, YieldMax China Portfolio Option Income ETF, YieldMax Biotech & Pharma Portfolio Option Income ETF, YieldMax AMD Short Option Income Strategy ETF, YieldMax AMZN Short Option Income Strategy ETF, YieldMax MARA Short Option Income Strategy ETF, YieldMax Bitcoin Short Option Income Strategy ETF, YieldMax META Short Option Income Strategy ETF, YieldMax SMCI Short Option Income Strategy ETF, each a series of Tidal ETF Trust, under the header “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ Cohen & Company, Ltd.
COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
November 20, 2025